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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): September 24, 1997


                         THE COAST DISTRIBUTION SYSTEM
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               (Exact Name of Registrant as Specified in Charter)


           CALIFORNIA                  1-9511                 94-2490990
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  (State or other jurisdiction       (Commission           (I.R.S. Employer
of incorporation or organization)    File Number)        Identification Number)


  1982 ZANKER ROAD, SAN JOSE, CALIFORNIA                            95112
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 (Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (408) 436-8611


                                 Not Applicable
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          (Former Name or Former Address if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

         On September 24, 1997, the Registrant, which owned approximately 35% of the outstanding shares of capital stock (the "Shares") of H. Burden Limited, a company organized under the laws of the United Kingdom ("Burden"), sold all of those Shares to Unipart Group Limited, a company organized under the laws of the United Kingdom ("Unipart" or the "Purchaser") which also acquired the shares of Burden capital stock owned by Burden's other shareholders. The Registrant received a purchase price for its Burden Shares of $4,500,000, of which $4,100,000 was paid in cash. The remaining $400,000 of the purchase price was placed in an escrow pending resolution of certain contingencies with respect to Burden.

         The Registrant's investment in Burden was carried on its books, for financial reporting purposes, at approximately $5,100,000, which represents the sum of the prices that the Registrant paid for its Burden Shares and Registrant's proportionate share of the cumulative earnings of Burden during the period that the Burden Shares were owned by the Registrant. As a result, the Registrant expects to report, for financial reporting purposes, a loss on the sale of its Burden Shares, the amount of which cannot yet be determined as this will be affected by the amount of the taxes that become payable by Registrant in respect of such sale.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)    Financial Statements
                Not Applicable

         (b)    Pro Forma Financial Statements
                Not Applicable

         (c)    Exhibits
                None


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                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: October 7, 1997                     THE COAST DISTRIBUTION SYSTEM



                                           By:    /s/ SANDRA A. KNELL
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                                                      Sandra A. Knell
                                                  Executive Vice President
                                                 and Chief Executive Officer




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